Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of

NGL Energy Partners LP:

We have audited the accompanying combined balance sheets of the Businesses of Osterman Associated Companies Contributed to NGL Energy Partners LP (taken as a whole the “Company”) as of September 30, 2010 and 2009 and the related combined statements of operations and changes in equity of combined companies and cash flows for the years ended September 30, 2010, 2009 and 2008.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material aspects, the combined financial position of the Businesses of Osterman Associated Companies Contributed to NGL Energy Partners LP as of September 30, 2010 and 2009, and the combined results of their operations and their cash flows for the years ended September 30, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  GRAHAM SHEPHERD, PC

Worcester, Massachusetts

December 7, 2011

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Balance Sheets

(U.S. Dollars in Thousands)

	Audited as of		Unaudited as of
	September 30,		June 30,
	2010	2009	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,416	$15,974	$22,114
Accounts receivable, net of allowance for doubtful accounts of $550 and $500, respectively, and $535	5,305	4,439	7,915
Accounts receivable from stockholders and other related parties	4,064	4	6,222
Inventories	2,824	2,161	3,762
Prepaid expenses	1,324	618	1,116
Deferred income taxes	80	114	78
Other current assets	101	101	101
Total current assets	27,114	23,411	41,308

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $38,517 and $35,100, respectively, and $41,024	18,729	18,329	18,762
GOODWILL	380	380	380
INTANGIBLE ASSETS, net of accumulated amortization of $2,616 and $2,187, respectively, and $2,939	3,865	4,294	3,542
OTHER NON-CURRENT ASSETS	235	200	225
Total assets	$50,323	$46,614	$64,217

LIABILITIES AND NET EQUITY OF COMBINED COMPANIES
CURRENT LIABILITIES:
Trade accounts payable	$3,258	$2,836	$3,720
Income taxes payable	301	700	612
Accrued expenses and other payables	1,398	1,411	911
Customer deposits	3,701	3,198	1,774
Current maturities of long-term debt	385	692	156
Due to stockholders	5	2,620	6
Total current liabilities	9,048	11,457	7,179

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,312	4,151	933
Payable to related parties	681	591	691
Deferred income taxes	414	373	348

COMMITMENTS AND CONTINGENCIES

NET EQUITY OF COMBINED COMPANIES	37,868	30,042	55,066

Total liabilities and net equity of combined companies	$50,323	$46,614	$64,217

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statements of Operations and Changes in Equity of Combined Companies

 (U.S. Dollars in Thousands)

	Audited For The			Unaudited For The
	Year Ended September 30,			Nine Months Ended June 30,
	2010	2009	2008	2011	2010
REVENUES:
Propane sales	$87,678	$82,877	$94,422	$93,091	$76,245
Sales of parts and appliances	2,924	3,098	3,782	3,191	2,744
Other operating revenues	1,108	909	1,187	1,095	1,044
Total Revenues	91,710	86,884	99,391	97,377	80,033

COST OF SALES	52,993	43,792	68,380	60,470	46,885

Gross Margin	38,717	43,092	31,011	36,907	33,148

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	21,801	22,368	21,733	16,797	16,518
Depreciation and amortization	3,871	3,687	3,640	2,830	2,877
Operating Income	13,045	17,037	5,638	17,280	13,753

OTHER INCOME (EXPENSE):
Interest expense	(211)	(341)	(404)	(129)	(180)
Interest income	114	191	10	84	104
Other, net	38	211	(2)	165	115

INCOME BEFORE INCOME TAXES	12,986	17,098	5,242	17,400	13,792

PROVISION FOR INCOME TAXES	733	736	234	574	753

Net Income	$12,253	$16,362	$5,008	$16,826	$13,039

Net equity of combined companies, beginning of period	30,042	19,077	15,833	37,868	30,042
Contributions	1,387	97	12	578	1,353
Distributions	(5,814)	(5,494)	(1,776)	(206)	(353)
Net equity of combined companies, end of period	$37,868	$30,042	$19,077	$55,066	$44,081

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statements of Cash Flows

(U.S. Dollars in Thousands)

	Audited For The			Unaudited For The
	Year Ended			Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011	2010
OPERATING ACTIVITIES:
Net income	$12,253	$16,362	$5,008	$16,826	$13,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,871	3,687	3,640	2,830	2,877
Deferred income tax provision (benefit)	75	(22)	(175)	(64)	96
(Gain) loss on sale of assets	—	(119)	100	—	—
Changes in operating assets and liabilities -
Accounts receivable	(863)	2,475	(3,662)	(2,610)	(1,544)
Inventories	(663)	1,390	(434)	(938)	(815)
Prepaid expenses and other current assets	(707)	(51)	59	208	(929)
Accounts payable	422	(1,496)	829	461	(269)
Accrued expenses and other payables	(14)	254	284	(486)	(437)
Income taxes payable	(399)	549	9	311	(423)
Customer deposits	503	(1,327)	2,828	(1,926)	(1,507)
Net cash provided by operating activities	14,478	21,702	8,486	14,612	10,088

INVESTING ACTIVITIES:
Purchases of long-lived assets	(3,841)	(6,542)	(6,350)	(2,539)	(2,159)
Proceeds from sales of assets	—	164	—	—	—
Advances to related parties	(35)	—	—	(121)	(17)
Other	—	(100)	—	—	—
Net cash used in investing activities	(3,876)	(6,478)	(6,350)	(2,660)	(2,176)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	1,978	4,250	—	—
Payments on long-term debt	(2,166)	(2,164)	(2,319)	(1,624)	(1,623)
(Advances to) repayments from stockholders and related parties	(6,567)	1,756	(386)	(2,002)	(10,080)
Contributions from stockholders	1,387	97	—	578	1,353
Distributions	(5,814)	(5,494)	(1,776)	(206)	(353)
Net cash used in financing activities	(13,160)	(3,827)	(231)	(3,254)	(10,703)
Net change in cash and cash equivalents	(2,558)	11,397	1,905	8,698	(2,791)
Cash and cash equivalents, beginning of period	15,974	4,577	2,672	13,416	15,974
Cash and cash equivalents, end of period	$13,416	$15,974	$4,577	$22,114	$13,183

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Note 1 - Nature of Operations and Organization

The accompanying combined financial statements represent the financial statements of the Osterman Associated Companies (collectively, “the Company”), consisting of the following individual entities which are related through common control and ownership:

E. Osterman Gas Service, Inc. — An S Corporation formed in 1968.

Milford Propane, Inc. — An S Corporation formed in 1974 to acquire the assets of Milford Bottled Gas and expand market operations in Southeastern Massachusetts.

Saveway Propane Gas Service, Inc. — A C corporation formed in 1987 to market retail propane and appliance sales and service to the Eastern Connecticut area.

E. Osterman, Inc. — An S Corporation formed in 1988 to expand wholesale propane sales and propane transportation services.

Osterman Propane, Inc. — An S Corporation formed in 1993 to acquire the assets of Agway Petroleum Corporation and expand market operations in Western Massachusetts.

Osterman Associated Companies, Inc. — A C corporation formed in 1999 solely to protect the legal name “Osterman Associated Companies”.

Propane Gas, Inc. — A C corporation acquired in 2007 by Propane Gas, LLC (a disregarded entity for tax purposes) to expand market operations in the Cape Cod area.

E. Osterman Propane, Inc. — An S Corporation formed in 2008 to expand market operations in Connecticut.

A O Energy, Inc. — An S Corporation formed in 1992 to sell liquid propane gas to large commercial accounts.

Osterman Propane Storage Limited Partnership — A limited partnership formed in 2001 to own and rent propane storage facilities for Osterman Associated Companies.

VE Properties III, LLC — A limited partnership and corporation formed in 1995, reorganized as a limited liability company in 2009, to own and operate rental real estate in Northbridge and Chester, MA.

VE Properties V, LLC — A limited liability company formed in 2009 to own and operate rental real estate in Chesterfield, NH.

VE Properties VI, LLC — A limited liability company formed in 2009 to own and operate rental real estate in Palmer, Sterling and Southbridge, MA.

The Company operates primarily in the retail propane business throughout New England and New York.

On October 3, 2011, the Company closed an agreement to contribute substantially all of its assets to NGL Energy Partners LP (“NGL Energy”) in exchange for $96.0 million and 4 million common units of NGL Energy (see Note 14).

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  All significant intercompany transactions have been eliminated in preparing these combined financial statements.

All information contained herein related to the nine months ended June 30, 2011 and 2010 is unaudited.  The unaudited interim financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim combined financial information.  The combined interim financial statements include all adjustments considered necessary for a fair presentation of the financial position and results of operations for the interim periods presented.  Such adjustments consist only of normal recurring items, unless otherwise disclosed herein.  The Company believes that the disclosures made are adequate to make the information not misleading.  Due to the seasonal nature of the Company’s operations, the results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs.  These estimates are based on management’s knowledge of current events, historical experience and various other assumptions that they believe to be reasonable under the circumstances.

Critical estimates made in the preparation of these combined financial statements include the collectability of accounts receivable; the recoverability of inventories; useful lives and recoverability of property, plant equipment and amortized intangible assets; the impairment of goodwill; accruals for various commitments and contingencies; and allocations of corporate level expenses, among others.  Although management believes these estimates are reasonable, actual results could differ from the estimates.

Fair Value Measurements

The Company applies fair value measurements to certain assets and liabilities, principally assets and liabilities acquired in a business combination.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.  Fair value should be based upon assumptions that market participants would use when pricing an asset or liability, including assumptions about risk and risks inherent in valuation techniques and inputs to valuations.  This includes not only the credit standing of counterparties and credit enhancements but also the impact of the Company’s own nonperformance risk on its liabilities.  Fair value measurements assume that the transaction occurs in the principal market for the asset or liability or in the absence of a principal

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

market, the most advantageous market for the asset or liability (the market for which the reporting entity would be able to maximize the amount received or minimize the amount paid).

Management uses the following fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•                                     Level 1 — Quoted prices (unadjusted) in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

•                                     Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived from observable market data by correlation or other means.

•                                     Level 3 — Unobservable inputs for the asset or liability including situations where there is little, if any, market activity for the asset or liability.  The Company did not have any assets or liabilities measured at fair value categorized as Level 3 at September 30, 2010 or 2009 or June 30, 2011.

The fair value hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable data (Level 3).  In some cases, the inputs to measure fair value might fall into different levels of the fair value hierarchy.  The lowest level input that is significant to a fair value measurement in its entirety determines the applicable level in the fair value hierarchy.  Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability.

Revenue Recognition

The Company’s revenue is primarily generated by the sale of propane, propane-related appliances, parts and fittings, rental of equipment and by services provided to its customers in the northeastern United States.

The Company accrues revenues from propane and propane-related sales at the time title to the product transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser or installation of the appliance.  The Company records service revenues at the time the service is performed and tank and other rentals over the term of the lease.  The Company records product purchases at the time title to the product transfers to the Company, which typically occurs upon receipt of the product.  Revenue-related taxes collected from customers and remitted to taxing authorities, principally sales and use taxes, are presented on a net basis.

Cost of Sales

“Cost of Sales” includes all costs incurred to acquire propane, including the costs of purchasing, terminalling, and storing inventory prior to delivery to the customer, as well as any costs

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

related to the sale of propane appliances and equipment.  Cost of sales does not include any depreciation or amortization of property, plant and equipment or intangible assets.  Depreciation and amortization is separately classified in the combined statements of operations.

Operating and General and Administrative Expenses

“Operating and General and Administrative Expenses” include costs of personnel, vehicles, delivery, handling, plants, district offices, selling, marketing, credit and collections and other functions related to the retail distribution of propane and related equipment and supplies and the direct and allocated expenses of personnel, executives, corporate office locations and other functions related to centralized corporate and overhead activities.

Advertising Costs

The Company expenses advertising costs as incurred.  The total advertising expense for the years ended September 30, 2010, 2009, and 2008 was approximately $437,000, $375,000, and $356,000, respectively, (approximately $270,000 and $279,000 for the nine months ended June 30, 2011 and 2010, respectively).

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at acquisition date as cash equivalents.

In the ordinary course of business, the Company has, at various times, cash deposits with a bank which are in excess of federally insured limits. Management believes that the possibility of any loss is minimal.

Supplemental cash flow information:

	Year Ended			Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011	2010
	(in thousands)
Interest paid	$107	$184	$400	$52	$84

Income taxes paid	$1,742	$248	$297	$143	$962

Accounts Receivable and Concentration of Credit Risk

The Company grants credit to customers for the purchase of propane and propane-related products.  Accounts receivable are uncollateralized customer obligations due under normal trade terms.  Accounts receivable are stated at the amount billed to the customer plus any accrued and unpaid interest on unpaid and past due accounts receivable.  Interest charges during the periods presented were not material.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the uncollectible amounts.  Management individually reviews past due accounts receivable balances and provides a specific reserve based on an assessment of current customer creditworthiness.  Management also provides a general allowance amount for accounts not currently delinquent.

Changes in the allowance for doubtful accounts during the periods indicated are as follows:

	Year Ended			Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011
	(in thousands)
Allowance for doubtful accounts, beginning of period	$500	$500	$500	$550
Bad debt provision	274	596	516	218
Write off of uncollectible accounts, net of recoveries	(224)	(596)	(516)	(233)
Allowance for doubtful accounts, end of period	$550	$500	$500	$535

For the years ended September 30, 2010, 2009, and 2008, no individual customer accounted for more than 10% of the Company’s combined revenues.

Accounts Receivable From (Due to) Stockholders and Other Related Parties

The current receivables from (due to) the Company’s stockholders and other related parties are unsecured and have no stated repayment terms but are due on demand.

Inventories

The Company’s inventories consist primarily of propane, valued at cost determined using the average cost method.  Cost includes the cost of transportation and storage.  Parts and supplies inventories are carried at the lower of cost or market, with cost determined using the average cost method.

Inventories consisted of the following:

	September 30,		June 30,
	2010	2009	2011
	(in thousands)
Propane	$2,024	$1,361	$2,962
Parts, appliances and other	800	800	800
Total	$2,824	$2,161	$3,762

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Property, Plant and Equipment, Depreciation and Impairments

Property, plant and equipment are stated at cost, less accumulated depreciation.  Acquisitions and improvements are capitalized, and maintenance and repairs are expensed as incurred.  When the Company disposes of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income.  Depreciation expense is computed primarily using the straight-line method over the useful lives (see Note 5).

The Company evaluates the carrying value of its long-lived assets for potential impairment when events and circumstances warrant such a review.  A long-lived asset is considered impaired when the anticipated undiscounted future cash flows from a logical grouping of assets is less than its carrying value.  In that event, a loss is recognized equal to the amount by which the carrying value exceeds the fair value of the assets.  No impairments of long-lived assets were recorded for the years ended September 30, 2010, 2009, and 2008 or the nine months ended June 30, 2011 and 2010.

Intangible Assets

The Company’s identifiable intangible assets consist primarily of customer lists and covenants not to compete acquired in business combinations.  The Company capitalizes acquired intangible assets if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of an intent to do so.

Intangible assets with estimable useful lives are amortized over their respective useful lives on a straight-line basis to their estimated residual values, and reviewed for impairment annually (see Note 6).

Goodwill

Goodwill represents the excess of cost over the fair value of net assets of acquired businesses.  Changes to recorded goodwill during the three year period ended September 30, 2010, and during the nine months ended June 30, 2011, were as follows:

	Year Ended			Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011	2010
	(in thousands)
Balance, beginning of period	$380	$300	$—	$380	$380
Acquisitions of retail propane businesses	—	80	300	—	—
Balance, end of period	$380	$380	$300	$380	$380

The Company evaluates goodwill for impairment annually or when events or circumstances occur indicating that goodwill might be impaired. The Company performs this impairment testing at year end.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

The annual impairment assessment of goodwill is a two-step process:

•            In step 1 of the goodwill impairment test, the Company compares the fair value of the reporting unit with its carrying amount, including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired.  If the carrying amount of a reporting unit exceeds its fair value, the Company performs the second step of the goodwill impairment test to measure the amount of impairment loss, if any.

•            In step 2 of the goodwill impairment test, the Company compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company utilizes the market approach in determining the fair value of the reporting unit.  The market approach considers forecasted discounted future cash flows and a terminal value which applies a market multiple to adjusted cash flows.  Based upon this analysis, the Company concluded that the fair value of the reporting unit exceeded its carrying value and therefore step 2 of goodwill impairment testing was not required for any of the periods presented.

Estimates and assumptions used to perform the impairment testing are inherently uncertain and can significantly affect the outcome of the impairment test.  The estimates and assumptions the Company used in the annual assessment for impairment of goodwill included market participant considerations and future forecasted operating results.  Changes in operating results and other assumptions could materially affect these estimates.

Asset Retirement Obligations

The Company records the fair value of an asset retirement obligation as a liability in the period a legal obligation for the retirement of tangible long-lived assets is incurred, typically at the time the assets are placed into service if the Company can reasonably estimate such retirement obligations.  A corresponding asset is also recorded and depreciated over the life of the asset.  After the initial measurement, the Company also recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows.

The Company has determined that it is obligated by contractual requirements to remove facilities or perform other remediation upon retirement of certain assets.  Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including expected settlement dates, future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates.  However, the Company is not able to reasonably measure the fair value of the asset retirement obligations as of September 30, 2010, 2009 or 2008 or June 30, 2011 because the settlement dates were indeterminable.  An asset retirement obligation will be recorded in the periods the Company can reasonably determine the settlement dates.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Income Taxes

Certain of the companies included in these combined financial statements are S corporations or limited liability companies whose earnings or losses for federal and state income tax purposes are included in the tax returns of the individual owners.  For those entities, net earnings for financial statement purposes may differ significantly from taxable income reportable to such owners as a result of differences between the tax basis and financial reporting basis of assets and liabilities.  The Company pays income taxes to certain states as required by the tax code of the respective states.

Those combined companies which are taxable (“C”) corporations follow the asset and liability method of accounting for income taxes, under which deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities settled (see Note 8).

On October 1, 2009 the Company adopted the provision for the accounting for uncertainty in income tax positions.  The Company is required to recognize in its financial statements the impact of the tax position if it is more likely than not the position will not be sustained on audit based on the technical merits of the position.

The Company files federal, Massachusetts, Connecticut, Rhode Island, New Hampshire, New York, Maine and Vermont income tax returns.  The income tax returns for tax years 2008 and beyond remain subject to examination by the Internal Revenue Service and the Department of Revenue for all states in which the Company files.

The Company did not have unrecognized tax benefits as of September 30, 2010 and does not expect this to change significantly over the next 12 months.  The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

Customer Deposits

The Company records customer advances and deposits on product purchases as a liability in the combined balance sheets.

Note 3 - Recent Accounting Standards

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-08.  Intangibles - Goodwill and Other (Topic 350):  Testing Goodwill for Impairment (“ASU 2011-08”), which simplifies how entities test goodwill for impairment.  ASU 2011-08 gives entities the option, under certain circumstances, to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether further impairment testing is necessary.  ASU 2011-08 is effective for fiscal years beginning after December 15, 2011, and early adoption is permitted.  The Company does not expect that the adoption of this standard will materially impact its financial position or results of operations.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

During 2009, the Company adopted the updated GAAP rules for subsequent events.  Under this update, management is required to evaluate subsequent events through the date that the combined financial statements are available to be issued and to disclose the date through which subsequent events are evaluated.  The adoption of this standard does not change the Company’s practices with respect to evaluating, recording, and disclosing subsequent events; therefore, adoption of this update had no impact on the Company’s combined balance sheets or statements of results of operations.

Note 4 - Acquisitions of Businesses

On October 31, 2007, the Company entered into an agreement to purchase the assets of The Hendel Petroleum Company, as detailed below.  The acquisition was funded through the use of the Company’s line of credit and internally generated funds.

On October 6, 2008, the Company entered into an agreement to purchase the assets of Wesco Propane, Inc., as detailed below.  The acquisition was funded through the use of the Company’s line of credit and internally generated funds.

On September 1, 2009, the Company entered into an agreement to purchase the assets of Mack Bros., Inc. located in Readsboro, Vermont, as detailed below.  The acquisition was funded through the use of internally generated funds.

The fair values of the assets acquired in these acquisitions are as follows (in thousands):

	Year Ended September 30,
	2009		2008
	Wesco	Mack Bros.	Hendel
Accounts receivable	$52	$—	$402
Inventory	—	5	209
Tanks and other equipment	450	190	2,500
Transportation equipment	85	30	500
Computer and office equipment	20	2	100
Customer lists	1,560	83	600
Non-compete agreement	—	200	—
Goodwill	—	80	300
	$2,167	$590	$4,611

The Company included the results of operations in its financial statements beginning on the acquisition closing date.  The pro forma impact of these acquisitions is not presented as it is not material.

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CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Note 5 - Property, Plant and Equipment

Property, plant and equipment consist of the following:

	Estimated Useful	September 30,		June 30,
	Lives (Years)	2010	2009	2011
		(in thousands)
Retail propane equipment and tanks	5 - 20	$35,752	$34,074	$37,381
Vehicles	5 - 7	14,322	13,783	14,664
Buildings and improvements	15 - 40	4,047	3,698	4,616
Land	N/A	2,466	1,215	2,466
Other	5 - 7	659	659	659
		57,246	53,429	59,786
Less: Accumulated depreciation		38,517	35,100	41,024
Net property, plant and equipment		$18,729	$18,329	$18,762

Depreciation expense was as follows for the periods indicated (in thousands):

Year Ended September 30,			Nine Months Ended June 30,
2010	2009	2008	2011	2010
$3,441	$3,298	$3,343	$2,508	$2,555

Note 6 - Intangible Assets

Intangible assets (all amortizable) consist of the following:

	Estimated Useful	September 30,		June 30,
	Lives (Years)	2010	2009	2011
		(in thousands)
Customer lists	15	$6,313	$6,313	$6,313
Non-compete agreements	5	168	168	168
Total intangible assets		6,481	6,481	6,481
Less: Accumulated amortization		2,616	2,187	2,939
Net intangible assets		$3,865	$4,294	$3,542

Amortization expense was approximately $429,000, $389,000 and $297,000 for the years ended September 30, 2010, 2009 and 2008, respectively ($322,000 and $322,000 for the nine

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

months ended June 30, 2011 and 2010, respectively).  Future amortization expense is estimated as follows (in thousands):

Year Ending September 30,
2011	$429
2012	429
2013	429
2014	415
2015	370
Thereafter	1,793
$3,865

Note 7 - Long-Term Debt

The Company’s long-term debt consists of the following (in thousands):

	September 30,		June 30,
	2010	2009	2011
Line of credit agreement with bank	$2,697	$4,843	$1,089
Revolving credit facility with bank	—	—	—
	2,697	4,843	1,089
Less - current maturities	385	692	156
Long-term debt	$2,312	$4,151	$933

The line of credit agreement provides that the Company may borrow on a revolving basis until April 30, 2012 up to $11 million for acquisitions and asset purchases based upon an annual calculation.  Interest is payable monthly in arrears.  The Company has agreed to pay minimally the outstanding principal as of August 1st in each year in monthly installments equal to 1/84th of the outstanding principal balance.  At September 30, 2010 and 2009 the monthly principal payments due were approximately $32,000 and $58,000, respectively (approximately $13,000 at June 30, 2011).  The Company has the right to select an interest rate based on the Bank’s Prime Rate or the LIBOR 1-month index rate plus 190 basis points.  In addition, an Unused Facility Fee of .25% per annum is charged quarterly on the average daily-undisbursed amount of the line of credit.  The line of credit contains certain loan covenants and the Company was in compliance with all loan covenants at September 30, 2010 and 2009.  The interest rate at September 30, 2010 was 2.16% (2.09% at June 30, 2011).

The revolving credit facility provides that the Company may borrow on a revolving basis until April 30, 2012 up to $7,000,000 for working capital needs based upon a monthly calculation.  Interest is payable monthly in arrears.  The Company has the right to select an interest rate based on the Bank’s Prime Rate or the LIBOR 1-month index rate plus 190 basis points.

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CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Long-term debt is secured by substantially all of the assets of the Company with recourse limited to real estate.  The total borrowings of the revolving note agreement and the line of credit agreement may not exceed $18 million in the aggregate.

Maturities for the next five years are as follows (in thousands):

Year Ending September 30,
2011	$385
2012	330
2013	283
2014	243
2015	208

In addition, the Company has long-term debt payable to a related party of $681,000 and $591,000 at September 30, 2010 and 2009, respectively ($691,000 at June 30, 2011).  This consists primarily of loans for which there are no established payment terms and which the Company believes will not require payment during the next 12 months.

Note 8 - Income Taxes

The Company’s provision for income taxes consists of the following (in thousands):

	Year Ended			Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011	2010
Current:
Federal	$8	$75	$78	$45	$45
State	650	682	331	592	612
Deferred:
Federal	49	(56)	(120)	(42)	64
State	26	35	(55)	(21)	32
	$733	$736	$234	$574	$753

The Company’s effective income tax rate differs from the Federal statutory rate of 35% due to the taxable income of the tax pass through entities (S corporations, limited partnerships and limited liability corporations) and the effect of state income taxes.

The Company’s Subchapter S corporations pay a portion of state corporate income tax to certain states as dictated by the tax code of the respective states.  The aggregate amount of state corporate income tax expense based on these calculations is approximately $633,000, $667,000 and $315,000 for the years ended September 30, 2010, 2009 and 2008, respectively ($577,000 and $597,000 for the nine months ended June 30, 2011 and 2010, respectively).

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CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Net deferred tax liabilities represent the tax effects of taxable and deductible temporary differences between financial and income tax reporting.  The taxable temporary differences consist primarily of net property and equipment values, net intangible asset values and net operating losses.

The net deferred tax liability consists of the following (in thousands):

	September 30,		June 30,
	2010	2009	2011
Deferred tax assets related to:
Accounts receivable
State	$25	23	23
Net operating loss carryovers
Federal	270	374	270
State	2	34	2
Deferred state tax
Federal	30	24	26

Deferred tax assets related to:
Property and equipment, net
Federal	(178)	(212)	(142)
State	(272)	(272)	(251)
Intangible assets, net
Federal	(165)	(180)	(155)
State	(46)	(50)	(43)
Net liability	$(334)	$(259)	$(270)

The amounts are presented in the Company’s combined balance sheets as follows (in thousands):

	September 30,		June 30,
	2010	2009	2011
Deferred tax assets - current
Federal	$54	$75	$54
State	26	39	24
	$80	$114	$78
Deferred tax liabilities -non-current
Federal	$97	$69	$55
State	317	304	293
	$414	$373	$348

Note 9 - Commitments and Contingencies

Environmental Matters

The Company’s operations are subject to extensive Federal, state and local environmental laws and regulations that could require expenditures for remediation of operating facilities.  Although management believes the Company’s operations are in substantial compliance with

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the propane distribution, terminal and storage business, and there can be no assurance that significant costs and liabilities will not be incurred.  Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations or prior operations, could result in substantial costs and liabilities.  Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability, which could result from such events.  However, some risk of environmental or other damage is inherent in the Company’s business.

Litigation

The Company is involved in claims and legal actions arising in the ordinary course of business.  Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position and results of operations.

Note 10 - Net Equity of Combined Companies

Net equity of the combined companies on the combined balance sheets includes the common stock of the combined entities.  The legal capital of each such entity is as follows at September 30, 2011 and 2010 and at June 30, 2011 (dollars in thousands):

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

Par or Stated Value
E. Osterman Gas Service, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	$1

Milford Propane, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	4

Saveway Propane Gas Service, Inc.
Common stock, no par value, 5,000 shares authorized, issued and outstanding.	2

E Osterman, Inc.
Common stock, no par value, 100 shares voting and 900 shares nonvoting authorized, issued and outstanding.	1

Osterman Propane, Inc.
Common stock, no par value, 5,000 shares authorized, 100 shares issued and outstanding.	1

A O Energy, Inc.
Common stock, no par value, 200,000 shares authorized, 100 shares issued and outstanding.	10

Osterman Propane Storage, Inc.
Common stock, no par value, 200,000 shares authorized, 1,000 shares issued and outstanding.	1

Osterman Associated Companies, Inc.
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding.	—

Propane Gas, Inc.
Common stock, no par value, 20,000 shares authorized, 12,000 shares issued and outstanding.	—

E Osterman Propane, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	—

Total common stock	$20

Note 11 - Fair Value of Financial Instruments

For cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other payables, the carrying value is a reasonable estimate of fair value, primarily because of the short-term nature of the instruments (considered to be Level 1).  The Company has no assets or

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Notes to Combined Financial Statements - Continued

As of September 30, 2010 and 2009 (audited) and June 30, 2011 (unaudited), and

For the Years Ended September 30, 2010, 2009 and 2008 (audited), and

For the Nine Months Ended June 30, 2011 and 2010 (unaudited)

liabilities that are required to be recorded on the basis of fair value at September 30, 2010 and 2009 or June 30, 2011.

Note 12- Employee Benefits

The Company has a qualified deferred compensation plan, 401(k) and profit sharing plan, which covers substantially all employees who are at least twenty-one years of age and have completed three months of service.  The plan is administered by an independent third party.  The Company provides profit sharing at 3.0% of employees’ salaries and matches 50% of employee contributions up to a maximum of 6% of participants’ compensation.  These benefits may be altered at the discretion of the Board of Directors.  The Company’s contributions to the plan were approximately $484,000, $430,000 and $401,000 for the years ended September 30, 2010, 2009 and 2008, respectively (approximately $330,000 and $368,000 for the nine months ended June 30, 2011 and 2010, respectively).

Note 13 - Concentration of Suppliers

The Company purchased propane from four different suppliers that collectively represented the following total percentage of purchases for the indicated periods.

Year Ended September 30,			Nine Months Ended June 30,
2010	2009	2008	2011	2010
76%	80%	88%	84%	83%

Management does not believe that this represents a significant concentration risk in that, if necessary, purchases could be made from other suppliers at comparable terms.

Note 14 - Subsequent Events

Management has evaluated subsequent events through December 7, 2011, the date the combined financial statements were available to be issued.

As discussed in Note 1, on October 3, 2011 the Company concluded an agreement to contribute substantially all of the Company’s assets to NGL Energy.  Associated with this contribution, the Company has reorganized to consolidate the remaining assets and those liabilities not assumed by NGL Energy consisting primarily of all receivables and payables with stockholders and other related parties and all income tax assets and liabilities.